                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of eMachines, Inc.
Irvine, California

We consent to the use in this Registration Statement of eMachines, Inc. on Form S-1 of our report dated August 23, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of eMachines, Inc., listed in
Item 16. The financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Los Angeles, California
August 30, 1999